AGREEMENT OF PURCHASE AND SALE
                         (330 SOUTH RANDOLPHVILLE ROAD)

         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made effective as of January ___, 2001 ("Effective Date"), by and between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership, doing business in New Jersey as TPT Limited Partnership ("Seller")and DENDRITE INTERNATIONAL, INC., a New Jersey corporation ("Purchaser").

                              W I T N E S S E T H:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth and for the consideration stated herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the following:

                  (a) All that certain tract or parcel of land containing 16.085 acres of land, more or less, respectively, situated in Township of Piscataway, Middlesex County, New Jersey, more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements situated thereon (including, without limitation, a building containing approximately 145,147 square feet of rentable area), together with all rights, tenements, hereditaments, easements, privileges and appurtenances pertaining thereto, including Seller's interest (if any) in (i) roads, alleys, streets and rights-of-way bounding the real property described on Exhibit A, (ii) all strips or gores of land adjacent to said real property, and (iii) development rights, and water, wastewater and other utility services allocable or available to said real property (collectively, "Realty");

                  (b) All tangible personal property owned by Seller and situated upon and used in connection with the ownership, operation, use, enjoyment or occupancy of the Realty, including, without limitation, the items listed on the inventory attached hereto as Exhibit A-1 and made a part hereof, all inventory, equipment, and assignable permits, if any (collectively, "Personalty");

                  (c) All of Seller's  right,  title and  interest in and to all assignable warranties and guaranties, if any, issued in connection with any of the Realty and any of the Personalty (collectively, "Warranties"); and

                  (d) All of Seller's right, title and interest in and to all assignable contracts and agreements (collectively, "M&O Agreements") relating to the upkeep, repair, maintenance or operation of any of the Realty and any of the Personalty which are assumed by Purchaser as provided in Section 3.4 below (which assumed M&O Agreements are collectively, "Operating Agreements").

         1.2 Property Defined. The property and interests described in Sections 1.1(a) through 1.1(d) above are hereinafter sometimes referred to collectively as "Property." The Property does not include any of Seller's insurance policies applicable to the Realty or Seller's business or any employment agreements with respect to Seller's employees or contractors.

         1.3 Permitted Exceptions. The Property shall be conveyed subject to the following matters (collectively, "Permitted Exceptions"):

                  (a) the matters deemed to be Permitted  Exceptions pursuant to
         Section 2.3 hereof;

                  (b) real property taxes for the year of Closing (hereinafter defined) (if such taxes are not yet due and payable) and subsequent years; and

                  (c)  all  zoning   ordinances  and  development  and  building
         regulations or requirements adopted by any government or municipal authority having jurisdiction with respect to the Realty.

         1.4 Purchase Price. Seller agrees to sell and Purchaser agrees to purchase the Property for a total purchase price of Ten Million Eight Hundred Thousand and 00/100 Dollars (US$10,800,000) ("Purchase Price"), subject to adjustments to be made at Closing as provided below.

         1.5 Earnest Money. Not later than the second business day after the Effective Date Purchaser shall deposit with Chicago Title Insurance Company ("Title Company"), having an office at 56 Washington Street, Toms River, New Jersey 08753, Attn: Ralph A. Romano, Resident Vice President the sum of Two Hundred Fifty Thousand and 00/100 Dollars (US$250,000) (which sum and any interest to accrue thereon are collectively, "Initial Earnest Money") in cash to be held in escrow by the Title Company in accordance with this Agreement. Not later than the second business day after the expiration of the Feasibili1y Period (hereinafter defined), Purchaser, if it has not sent a Notice of Termination (hereinafter defined) pursuant to Section 3.3, shall deposit with the Title Company the additional sum of Two Hundred Fifty Thousand (US$250,000) (which additional sum and any interest to accrue thereon are collectively, the "Final Earnest Money"; the Initial Earnest Money, together with the Final Earnest Money are collectively, the "Earnest Money"). The Title Company is instructed to hold the Earnest Money in an interest bearing account with a federally insured bank or similar institution acceptable to Seller and Purchaser, with all interest accruing thereon to be added to and to become a part of the Earnest Money. Upon consummation of this transaction, the Earnest Money shall be credited against the Purchase Price. The Earnest Money shall be non-refundable, except for a refund of the Earnest Money following a termination of this Agreement pursuant to rights granted in Articles II, III, IV, V, VI and VII below. Purchaser's failure to deposit the Initial Earnest Money by the second business day after the Effective Date and the Final Earnest Money by the second business day after the end of the Feasibility Period shall terminate this Agreement and all rights of Purchaser hereunder, and any Earnest Money deposited by Purchaser shall be paid to Seller. However, such termination shall not relieve Purchaser of its indemnity obligations hereunder.

         1.6 Payment of Purchase Price. The Purchase Price (less the Earnest Money and plus or minus Purchaser's Closing adjustments provided below) shall be paid by Purchaser to Seller at Closing in cash or by wire transfer of funds immediately available in New York, New York not later than 2:00 p.m. EST on the Closing Date (hereinafter defined).

                                   ARTICLE II
                                TITLE AND SURVEY

         2.1 Commitment for Title Insurance. Purchaser acknowledges receipt of a commitment for title insurance ("Title Commitment") issued by the Title Company on October 27, 2000 (and revised on December 6, 2000), covering the Realty and copies of all recorded documents referred to in Schedule B to the Title Commitment.

         2.2 Survey. Seller has delivered to Purchaser a copy of the most recent land survey ("Survey") of the Realty prepared by Jaman Engineering Associates dated March 2, 2000, and a metes and bounds description of the Realty based on the Survey. Purchaser, at its sole cost and expense, has obtained from Jaman Engineering Associates an updated Survey revised through December 12, 2000 (the "New Survey").

         2.3 Objections. By Intra-Office Memorandum dated December 4,2000, Purchaser has notified Seller in writing ("Purchaser's Objection Notice") of matters shown in the Title Commitment to which Purchaser has an objection. By letter dated December 7, 2000, Seller advised Purchaser in writing ("Seller's Response") which objections (if any) it shall cure or cause to be cured prior to the Closing. Any matters shown on Schedule B-2 of the Title Commitment or on the Survey and which were not raised in Purchaser's Objection Notice and any matters shown on the New Survey shall constitute Permitted Exceptions. Seller has no obligation to cure any matters set forth in Purchaser's Objection Notice except Seller shall in all events be obligated to cause to be released on or before Closing (i) all mortgage liens or deeds of trust created by Seller or its predecessors in title and recorded against the Property, all mechanic's, materialmen's and similar liens, real estate taxes which are due but are unpaid and judgment liens, (ii) all items which Seller agrees to cure in the Seller's Response, and (iii) any exceptions to title created by Seller and not reflected on the Title Commitment. If Seller fails to cure any objection which Seller agrees to cure hereunder, Purchaser shall have the right either to (i) terminate this Agreement or (ii) proceed to Closing and require that all or a portion of the Purchase Price be applied to the cure of such objection at Closing. If this Agreement is terminated pursuant to this Section 2.3, Seller shall promptly direct the Title Company to refund the Earnest Money to Purchaser.

         2.4 Owner's Policy. At Closing, the Title Company shall furnish to Purchaser, at Purchaser's sole cost and expense, an owner's policy of title insurance (or issue a binder binding such coverage) (the "Owner's Policy"), insuring good and indefeasible title to the Realty, in the amount of the Purchase Price, subject only to the Permitted Exceptions and standard printed exceptions.

                                   ARTICLE III
                               FEASIBILITY PERIOD

         3.1 Delivery of Materials. Purchaser acknowledges receipt of the items referred to in Exhibit B attached-hereto and made a part hereof (collectively, "Submission Items"). Seller shall advise Purchaser in writing, within five (5) days thereof, of any material changes, additions, deletions or modifications in or to any of the Submission Items and furnish Purchaser with copies thereof.

EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS 5.1 AND 5.2 BELOW, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY OF THE SUBMISSION ITEMS. SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING SUBMISSION ITEMS WHICH WERE NOT PREPARED BY SELLER, ITS AGENTS OR EMPLOYEES. PURCHASER ACKNOWLEDGES AND AGREES THAT ANY RELIANCE BY PURCHASER ON OR USE OF SUBMISSION ITEMS SHALL BE AT THE SOLE RISK OF PURCHASER, PURCHASER DISCLAIMS ANY INTENT TO RELY ON SUBMISSION ITEMS, AND PURCHASER AGREES THAT IT SHALL RELY SOLELY ON ITS OWN INDEPENDENTLY DEVELOPED OR VEREFIED INFORMATION.

         3.2 Right of Inspection. Purchaser shall have until 5:00 p.m. Eastern Standard Time on January 15, 2001 ("Feasibility Period") to make physical inspections of the Property, provided, however, any such inspections shall be conducted in the presence of Seller or its designated representative, and subject to the rights of Motorola, Inc. ("Motorola"), tenant under the Lease described on Exhibit A-2 attached hereto as a part hereof (the "Lease"). Each entity retained by Purchaser for purposes of inspecting the Property, such as environmental engineering firms and structural engineering firms shall carry (and deliver written evidence thereof to Seller) not less than One Million Dollars ($1,000,000) comprehensive general liability insurance with contractual liability endorsement which insures Purchaser's indemnity obligations hereunder and naming Seller as an additional insured, and Purchaser agrees to indemnify, defend and hold Seller harmless from and against any loss, liability, cost, damage or expense (including, without limitation, attorneys' fees, accountants' fees, court costs and interest) resulting from all inspections and examinations done by or on behalf of Purchaser. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to
(i)  unreasonably  interfere  with use of the  Property by Seller or Motorola or
(ii) endanger or harm persons or property. Each such inspection shall be scheduled upon not less than one (1) business day prior notice to Seller of the proposed inspection date and time or as otherwise agreed by the parties. Any final written report regarding environmental matters affecting the Property shall be furnished to Seller by Purchaser upon receipt by Purchaser. Purchaser agrees, and shall cause each consultant, engineer or agent performing inspections for or on behalf of Purchaser or any institution proposing to provide financing to Purchaser for the purchase of the Property to agree in writing that any such report shall not be distributed without Seller's written consent, except to the extent required by applicable law. In the event that Purchaser does not terminate this Agreement before or at the end of the Feasibility Period, then Purchaser shall continue to have access to the Property (on the same basis as it had such access during the Feasibility Period) until the Closing. In no event will Seller's inability to obtain and provide to Purchaser any of the Submission Items within the Feasibility Period extend the Feasibility Period or the time for Closing and delivery of the same shall not be a condition to Closing after the expiration of the Feasibility Period. Purchaser shall restore and repair any damage to the Property or any part thereof caused as a result of the inspections performed by or for Purchaser. Nothing in this
Section 3.2 shall be construed to imply that Purchaser may seek an adjustment of the Purchase Price as a result of any matter discovered as part of any such inspection or examination. The provisions of this Section 3.2, including indemnification, shall survive the Closing or any termination of this Agreement.

         3.3 Right of Termination. Seller agrees that in the event Purchaser determines, in its sole and absolute discretion, for any reason whatsoever or for no reason that the Property is not suitable for its purposes Purchaser shall have the right to terminate this Agreement by sending written notice thereof (a "Notice of Termination") to Seller prior to the expiration of the Feasibility Period. A Notice of Termination may extend only to the entire Property and not just a part thereof. Upon Seller's receipt of a Notice of Termination from Purchaser within the Feasibility Period, this Agreement shall terminate, the Earnest Money shall be promptly paid to Purchaser and the Submission Items and all copies thereof shall be returned to Seller. If Seller fails to receive a Notice of Termination from Purchaser prior to the expiration of the Feasibility Period, Purchaser's right to terminate this Agreement pursuant to this Section
3.3 shall automatically expire and be rendered null and void and the parties shall consummate the purchase and sale of the Property in accordance with the terms of this Agreement.

         3.4 M&O Agreements. During the Feasibility Period, Purchaser shall designate in writing to Seller the Operating Agreements, being those M&O Agreements which Purchaser elects to assume at Closing. Not later than Closing, Seller agrees to give the notices required to terminate those M&O Agreements not assumed by Purchaser and to take such other actions, including, but not limited to, the payment of fees, charges and other costs and expenses required to terminate such agreements. Seller shall cooperate with Purchaser in transferring the Operating Agreements to Purchaser. At Closing, Purchaser shall only be obligated to assume the Operating Agreements and Purchaser shall have no obligation with respect to any other M&O Agreements. Seller's obligations under this Section 3.4 shall survive Closing.

                                   ARTICLE IV
                                     CLOSING

         4.1 Time and Place. Subject to satisfaction or waiver of the conditions set forth in Section 5.5 below, the closing of the transaction contemplated hereby ("Closing") shall take place at the offices of the Title Company at 10:00 a.m., Eastern Standard Time, on the fifteenth (15th) day following the date Purchaser receives notice from Seller that the Lease has terminated and Motorola has vacated the Realty, or on such earlier date and at such time as may be agreed upon in writing by Seller and Purchaser ("Closing Date"), TIME BEING OF THE ESSENCE. If Motorola fails to vacate the Realty by the date required under the Lease, Seller agrees to take commercially reasonable steps to exercise Seller's remedies under the Lease to enforce the requirements of the Lease. Notwithstanding the above, in no event shall the Closing Date occur prior to February 1, 2001 or later than May 15, 2001. If Motorola has not completed Phase 2 of its schedule for vacating the Realty on or before February 10, 2001, then Purchaser shall have the unilateral right to terminate this Agreement by written notice to Seller not later than February 15, 2001. If the Closing Date has not occurred on or before May 15, 2001, then either Seller or Purchaser shall have the right to terminate this Agreement by written notice to the other, in which event this Agreement shall terminate and be rendered null and void and of no further force and effect, except for those provisions, including indemnification, which survive termination, and the Earnest Money shall be refunded to Purchaser by the Title Company. Seller and Purchaser agree to cooperate one with the other for the purpose of exchanging Closing documents in advance of the date and time for Closing so as to achieve Closing through the mails, if practicable. The Closing Date is subject to being extended as provided in Section 7.1 hereof.

         4.2 Seller's Obligations at Closing. The substance of the forms of Closing documents attached hereto as Exhibits shall not be modified without the prior written consent of Seller and Purchaser. At Closing, Seller shall:

                  (a) execute and deliver to Purchaser a New Jersey Bargain and Sale Deed (with covenants) ("Deed") in the form of Exhibit C attached hereto and made a part hereof for all purposes, acknowledged by Seller and in recordable form, conveying the Realty to Purchaser free and clear of all encumbrances except the Permitted Exceptions;

                  (b) execute and deliver a Blanket Conveyance, Bill of Sale and Assignment ("Bill of Sale") in the form of Exhibit D attached hereto and made a part hereof for all purposes conveying the Personalty, the Warranties and the Operating Agreements to Purchaser free and clear of all encumbrances except the Permitted Exceptions;

                  (c) join with Purchaser in the execution and delivery of a Closing Memorandum and Indemnification Agreement ("Closing Memorandum") in the form of Exhibit E attached hereto and made a part hereof for all purposes;

                  (d) execute and deliver to Purchaser a FIRPTA Affidavit (FIRPTA Affidavit") in the form of Exhibit F attached hereto and made a part hereof for all purposes;

                  (e) deliver to Purchaser exclusive possession and occupancy of the Property, broom clean and free of all personal property not included in the sale, subject to the Permitted Exceptions;

                  (f) join with Purchaser (as necessary) in the execution and acknowledgement of any notices required by applicable state law or local ordinance or both;

                  (g) deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                  (h) pay all costs and expenses  agreed to be paid by Seller in
         Section 4.5 below;

                  (i) deliver to Purchaser all keys and combinations to locks on the Property in Seller's possession;

                  j) deliver to Purchaser the original Operating Agreements in Seller's possession or control;

                  (k) deliver to Purchaser the originals of all Submission Items, all other material books, records and correspondence pertaining to the Property excepting originals that Seller may need to keep for tax purposes, in which case Seller shall deliver to Purchaser a copy thereof;

                  (l) deliver to Purchaser all permits issued for the Property by the appropriate governmental authorities and utility companies when the improvements on the Realty were completed, if available and in Seller's possession or control;

                  (m) deliver to the Title Company an affidavit of title in customary form and reasonably acceptable to Seller duly executed by Seller stating, among other things, that there are no unpaid bills or claims (except for bills or expenses to be prorated pursuant to this Agreement at Closing) for labor performed or materials furnished in connection with the Property;

                  (n) deliver to Purchaser a certificate duly executed by Seller to the effect that to Seller's actual knowledge and belief all of the representations and warranties set forth in Section 5.1 hereof are true and correct in all material respects, and that all of the covenants set forth in Section 5.2 hereof have been performed in all material respects; provided, however, such certificate may be appropriately qualified to identify any matter that is no longer true and correct in any material respect, with the understanding that this shall not preclude Purchaser from exercising its termination right pursuant to
         Section 5.5 below if any matter is no longer true and correct in any material respect;

                  (o) deliver to Purchaser evidence that (i) termination notices for M&O Agreements not assumed by Purchaser have been given, and (ii) all fees, charges, costs, commissions and expenses due as a result of such terminations have been paid by Seller; and

                  (p) deliver to Purchaser a letter of non-applicability under the New Jersey Industrial Site Recovery Act ("ISRA").

         4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

                  (a) pay to Seller the Purchase Price in cash or immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Purchase Price;

                  (b) pay all costs and expenses agreed to be paid by Purchaser in Section 4.5 below;

                  (c) join with Seller in execution of the instruments described in Sections 4.2(b), 4.2(c), and 4.2(f), hereof;

                  (d) deliver to Seller a Purchaser's Certificate ("Purchaser's Certificate") in the form of Exhibit G attached hereto and made a part hereof for all purposes; and

                  (e) deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

         4.4      Prorations.

                  (a) Subject to the provisions of Exhibit E hereto the following shall be apportioned with respect to the Property:

                           (i) real property taxes affecting the Realty and personal property taxes affecting the Personalty for the then current year, as of the date of Closing, any apportionment of such taxes with respect to a tax year for which either the tax rate or assessed valuation or both have not yet been fixed to be made upon the basis of the tax rate and/or assessed valuation last fixed; provided that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, Seller and Purchaser will make all necessary adjustments by appropriate payments between themselves following Closing, such obligation to survive Closing;

                           (ii) current expenses under the Operating Agreements; and

                           (iii) gas, electricity, water, trash disposal and other utility charges.

                  (b)  In  making  such   apportionments,   Purchaser  shall  be
         responsible for real property taxes and other expenses accrued or incurred from and after the date of Closing. All such apportionments shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at Closing and to correct any errors made at Closing with respect to such apportionments and the party receiving more than it was entitled to hereunder shall reimburse the other party hereto in the amount of such overpayment within thirty
         (30) days after receiving written demand therefor; provided that the party hereto receiving such notice has received sufficient evidence to verify the amount of such overpayment. In the event such party has not received sufficient evidence to verify the amount of overpayment, such party shall be afforded additional time to verify and/or dispute the amount of overpayment, but in no event longer than thirty (30) days after the notice. Notwithstanding the foregoing, such apportionments shall be deemed final and not subject to further post-Closing adjustments if no such adjustments have been requested after a period of sixty (60) days after the Closing Date. All other matters with respect to apportionments shall be governed by the Closing Memorandum. The provisions of this Section 4.4(b) shall survive Closing.

                  (c) Governmental assessments against the Realty shall not be prorated, but such assessments shall be paid in full by Seller at or prior to the Closing Date if the work for which assessment was made has been fully performed, or assumed and paid by Purchaser if such work has not been fully performed by the Closing Date.

         4.5      Closing Costs.

                  (a) Seller shall pay (i) the fees of any counsel representing it in connection with the transaction contemplated hereby, (ii) Seller's Broker's Commission (hereinafter defined) and the Purchaser's Broker's Commission (hereafter defined), (iii) the New Jersey realty transfer tax, (iv) the costs of any tax free exchange of the Property initiated by or for Seller, and (v) one-half (1/2) of any escrow fee which may be charged by the Title Company in connection with the transaction contemplated hereby.

                  (b) Purchaser shall pay (i) the fees of any counsel representing Purchaser in connection with the transaction contemplated hereby, (ii) recording fees, (iii) the premium for the Owner's Policy,
         (iv) the cost of any deletions, endorsements or modifications to the Owner's Policy, (v) the cost of the New Survey, and (vi) one-half (1/2) of any escrow fees charged by the Title Company in connection with the transaction contemplated hereby. All other costs and expenses incident to the transaction contemplated hereby and the closing thereof shall be paid by the party incurring the same.

                                    ARTICLE V
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations  and  Warranties  of Seller.  Seller hereby
makes  the  following   representations  and  warranties  to  Purchaser,   which
representations and warranties shall be deemed to be restated at Closing and shall survive Closing for a period of one (1) year, but no longer:

                  (a) Seller is a limited partnership, duly organized and in good standing under the laws of the State of Maryland and is qualified to do business in the State of New Jersey.

                  (b) Seller has complete power and authority to enter into this Agreement and all other agreements to be executed and delivered by Seller pursuant to the terms and provisions hereof and all necessary partner consents have been obtained, to perform its obligations hereunder and thereunder, to consummate the transaction contemplated hereby, and this Agreement, when executed and delivered by Seller and by Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy.

                  (c) (i) Seller has furnished Purchaser with true, complete and accurate copy of the Lease and all amendments, modifications and supplements to the Lease; there are no other leases of the Realty; no option to renew the Lease pursuant to Section 36 thereof has been exercised by the tenant thereunder; (ii) Seller has received no written notice of any condemnation proceedings instituted against the Realty; Seller has disclosed to Purchaser all M&O Agreements, employment agreements and management agreements applicable to the Property; and
         (iii) Seller has received no written notice that the Realty fails to comply with any applicable governmental regulations, laws or ordinances.

                  (d) Seller now has and will have on the Closing Date fee simple indefeasible title to the Realty.

                  (e) To Seller's actual knowledge and except as disclosed in the reports delivered to Purchaser as described on Exhibit B attached hereto, (i) except for amounts used in the ordinary course of Seller's and/or tenants' businesses, during Seller's ownership of the Realty no Hazardous Substances (hereinafter defined) have been released, discharged, placed or disposed of at, on or under the Realty; (ii) no underground storage tanks are located on the Realty; and (iii) Seller has received no written notice that the Realty is in violation of any applicable governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Substances ("Environmental Laws"). Seller's representations and warranties with respect to amounts of Hazardous Substances used in the ordinary course of tenants' businesses are based solely on the actual knowledge of Seller, and on the provisions of the Lease. Seller has made no independent analysis or investigation of tenants' use of Hazardous Substances, or of the degree of compliance of such usage with applicable Environmental Laws except to the extent set forth in the Lease.

                  (f) Except as described on Exhibit H attached hereto, there is no litigation, action, or proceeding pending or, to Seller's actual knowledge, threatened (whether such matters are brought at law, in equity or before any administrative agency or other governmental body or instrumentality) relating to the Realty, or the transactions contemplated by this Agreement, including tax appeals or condemnation, and Seller is not aware of any facts which, to its actual knowledge, might result in any such litigation, action or proceeding.

                  (g) Seller is not a party to any oral or written employment contracts or agreements with respect to the Realty. There are no labor disputes or organizing activities pending or, to Seller's actual knowledge, threatened as to the operation or maintenance of the Realty or any part thereof. Seller is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Realty. To Seller's actual knowledge, the Realty has not been operated by Seller in such a way as to violate any applicable labor and employment laws, including, but not limited to, laws related to equal employment taxes and withholding requirements.


                  (h) No Act of Bankruptcy has occurred with respect to Seller.

                  The term "Act of Bankruptcy" shall mean if after the Effective Date (i) a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereinafter in effect), (e) be adjudicated a bankrupt or insolvent,
         (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding shall continue undismissed; or (ii) an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect), judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

                  (i) Seller is not a  "foreign  person"  within the  meaning of section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

         5.2 Covenants of Sell. Seller hereby covenants with Purchaser that subsequent to the Effective Date, Seller will:

                  (a) advise Purchaser immediately if Seller acquires actual knowledge of (i) any litigation or administrative proceedings instigated or threatened against the Property, or (ii) any damage or destruction to any portion of the Property or other material change in the condition of the Property;

                  (b) (i) maintain the Realty and the tangible Personalty in at least their present condition, subject to ordinary wear and tear and casualty loss and condemnation which is not required to be repaired or restored by the provisions of this Agreement; (ii) maintain the insurance now in effect for the Realty and the tangible Personalty;
         (iii) not enter into any new tenant leases;  (vi) not modify the Lease;
         (v) not enter into any service, employment or management contract pertaining to or encumbering the Property unless the same is cancelable at or prior to Closing without penalty or premium, without first obtaining the written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; (vi) continue to operate the Property in substantially the same manner it is being operated on the Effective Date; and (vii) not voluntarily create any new lien or modify any existing lien on the Property that will not be discharged at Closing out of the Purchase Price; and

                  (c) terminate at or prior to Closing all M&O Agreements that are not to be Operating Agreements, as well as all management agreements for the Realty.

         5.3 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller, which representations and warranties shall be deemed to be restated at Closing and shall survive
Closing:

                  (a) Purchaser is duly organized and in good standing under the laws of the State of its organization. Purchaser has complete capacity, power and authority to enter into this Agreement and all other agreements to be executed and delivered by Purchaser pursuant to the terms and provisions hereof, to perform its obligations hereunder and thereunder, and to consummate the transaction contemplated hereby; and

                  (b) Purchaser has experience in financial and business matters that enable it to evaluate the risks and merits of the transaction contemplated hereby.

         5.4 Covenants of Purchaser. Purchaser hereby covenants to Seller, which covenants shall survive Closing, as follows:

                  (a) Purchaser will conduct its inspections of the Property in accordance with Article III hereof.

                  (b) Purchaser shall, in connection with its investigation of the Property during the Feasibility Period, conduct at least a Phase I environmental inspection of the Property for the presence of Hazardous Substances (as such term is defined below), subject to the terms of
         Section 3.2, Purchaser hereby assuming full responsibility for such inspections. As used in this Agreement, the term "Hazardous Substances" means any and all substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law or which are classified as hazardous or toxic under local, state or federal laws or regulations, including, without limitation,
         (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste," "pollutant" or "contaminant" as such terms are defined by or listed in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss.6901 et seq.) ("RCRA"), the Toxic Substance
         Control Act (15 U.S.C.ss.2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Control Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C.ss.651 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.ss. 11001 et seq.), the Hazardous and Solid Waste Amendments of 1984 (Public Law 86-616 Nov. 9, 1984), the Federal Clean Air Act (42 U.S.C.ss. 7401 et seq.), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101) or 40 CFR
         Part 302, both as amended, and (iii) any material, waste or substance which is (A) oil, gas or any petroleum or petroleum by-product, (B) asbestos in any form, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C.ss. 1251 et seq.), as amended, (E) flammable explosives, or
         (F) radioactive material.

         5.5 Purchaser's Conditions to Closing. It shall be a condition to the obligation of Purchaser to close the purchase of the Property that each of the following conditions be fully satisfied as of the date and time of Closing, failing which Purchaser may terminate this Agreement by written notice delivered to Seller on the Closing Date and Seller will notify the Title Company immediately upon receipt of such notice to return the Earnest Money to Purchaser and neither party shall have any further obligation one to the other, except to the extent expressly provided herein: (a) each of the representations and warranties of Seller contained herein shall remain true and correct in all material respects as of the date and time of Closing to the same extent as if made as of the date and time of Closing, (b) each of the covenants and agreements of Seller contained in this Agreement shall be fully performed and there shall be no material breach of the obligations of Seller hereunder and (c) the Lease shall have terminated, Motorola shall have vacated the Realty and all of Motorola's specialty equipment identified by Purchaser and Seller during the Feasibility Period shall have been removed from the Realty.

         5.6 Purchaser's Knowledge. If at any time before Closing, Purchaser has actual knowledge or reasonably believes that any of Seller's warranties and representations contained in this Agreement are inaccurate in any material respect, or are incomplete and therefore misleading, or are not true, Purchaser shall notify Seller of such fact within five (5) business days of Purchaser becoming so aware. Upon receipt of any such notice, Seller may terminate this Agreement and direct the Title Company to return the Earnest Money to Purchaser, or at Purchaser's election stated in such notice, Purchaser shall permit Seller's said warranties and representations to be modified to conform with Purchaser's knowledge or belief. Purchaser's failure to give the notice required by the first sentence of this Section when Purchaser knows or believes that any of Seller's warranties and representations are inaccurate in any material respect shall constitute a waiver of Purchaser's rights to subsequently object to any such representations and warranties.

                                   ARTICLE VI
                                     DEFAULT

         6.1 Default by Purchaser. In the event Purchaser defaults in its obligations to purchase the Property, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money, as liquidated damages for the breach of this Agreement, it being agreed between Seller and Purchaser that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.

         6.2 Default by Seller. In the event Seller defaults in its obligations to sell the Property, Purchaser shall be entitled, as its sole and exclusive remedies, either (a) to enforce specific performance of this Agreement or (b) to the return of the Earnest Money, and, if the default is a result of the intentional, bad faith acts of Seller and specific performance is not available to Purchaser, to the reimbursement for its actual out-of-pocket costs incurred in connection with its inspection of the Property during the Feasibility Period, such reimbursement in no event to exceed $25,000, which return (and reimbursement, if applicable) shall operate to terminate this Agreement and release Seller from any and all duties, obligations and liability hereunder. The right of specific performance, noted above, shall not entitle Purchaser in any such proceeding to seek to require Seller to do any of the following:

                  (a) change the condition of the Property or restore the same after any fire or other casualty;

                  (b) expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property (except for the defects that Seller is required to cure pursuant to Sections 2.3(i), (ii) and (iii));

                  (c) secure any permit, approval, or consent with respect to the Property or to Seller's conveyance of the Property; or

                  (d) otherwise pay monetary damages or awards to Purchaser or to any other party.

                                   ARTICLE VII
                                  RISK OF LOSS

         7.1 Casualty. In the event of any damage or destruction to any portion of the Property subsequent to the Effective Date and prior to the date of Closing, the estimated cost of repair of which, as determined by a third party contractor selected by Seller and approved by Purchaser, is in excess of Five Hundred Thousand and No/100 Dollars (US$500,000), Purchaser shall, within five
(5) business days after receipt of said repair estimate, either terminate this Agreement as to the entire Property and not just a part thereof, whereupon Seller shall promptly direct the Title Company to return the Earnest Money to Purchaser, or Purchaser may elect to consummate the transaction contemplated hereby, in which event Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Purchaser at Closing and Seller shall have no further obligation to Purchaser with regard to such damage or destruction. In the event of any damage or destruction to the Property subsequent to the Effective Date and prior to the date of Closing, the estimated cost of repair of which, as determined by a third party contractor selected by Seller and approved by Purchaser, is Five Hundred Thousand and No/100 Dollars (US$500,000) or less, Purchaser shall have no right to terminate this Agreement as a result thereof, and all of Seller's right to all insurance proceeds resulting from such damage or destruction shall be assigned in writing by Seller to Purchaser and Seller shall have no further obligation to Purchaser with regard to such damage or destruction. Anything contained herein to the contrary notwithstanding, in the event of any damage or destruction to the Property subsequent to the Effective Date and prior to the date of Closing, subsequent to which Purchaser either elects to or is required to consummate the transaction contemplated hereby, Purchaser shall, in addition to receiving all insurance proceeds payable with respect to such casualty, be entitled to any deductible or deductibles under any insurance policy or policies insuring against such damage or destruction. The Closing Date shall be extended day to day if necessary to obtain said repair estimate and deliver same to Purchaser or to afford Purchaser the agreed upon time period within which to make its election under the first sentence of this Section. If any damage or destruction occurs prior to Closing, Seller shall comply with any laws requiring removal of debris; provided, however, Seller may use any available insurance proceeds for such compliance. Seller agrees to provide Purchaser with a copy of Motorola's insurance certificate promptly after the Effective Date.

         7.2 Condemnation. After the Effective Date, in the event of a taking or threatened taking by condemnation or similar proceedings or actions of all of the Property, or any portion of the Property, Purchaser shall have the option to terminate this Agreement upon written notice to Seller within five (5) business days after such taking or notification of such threatened taking, and upon receipt of such notice Seller shall promptly notify the Title Company to refund the Earnest Money to Purchaser. If Purchaser does not exercise its option under the immediately preceding sentence of this Section to terminate this Agreement, then the Agreement shall remain in full force and effect and Seller shall assign or pay to Purchaser at Closing, Seller's entire interest in and to any and all condemnation awards or proceeds from any such proceedings or actions in lieu thereof. Any termination under this Section 7.2 shall constitute a termination of all of Purchaser's rights to acquire the Property.

         7.3 Uniform Act. The parties shall have the rights and duties set forth in this Article VII rather than as prescribed by the Uniform Vendor and Purchaser Risk Act.

                                  ARTICLE VIII
                                   COMMISSIONS

         8.1 Commissions. Seller agrees to pay to CB Richard Ellis, Inc. ("Seller's Broker") a real estate commission in accordance with the terms of a separate written agreement ("Seller's Broker's Commission"). Purchaser has engaged The Garibaldi Group, Inc. ("Purchaser's Broker") to represent it in the purchase of the Property and Seller shall be responsible for the payment of a real estate commission to Purchaser's Broker in accordance with the terms of a separate written agreement. Each party agrees that should any claim be made for brokerage commissions or finder's fees by any broker, finder or agent (other than the brokers retained by such party and identified herein) by, through or on account of any acts of the indemnifying party or its agents, employees or representatives, the indemnifying party will indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including, without limitation, attorneys' fees, accountants' fees, court costs and interest) in connection therewith. The provisions of this Section 8.1 shall survive Closing.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE PROPERTY "AS IS" AND "WHERE IS" SUBJECT ONLY TO REASONABLE WEAR AND TEAR AND DAMAGE DUE TO CASUALTY OR CONDEMNATION BETWEEN THE EFFECTIVE DATE AND THE CLOSING DATE, AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION OR VALUE OF THE PROPERTY, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY, OR THE INCOME OR EXPENSES FROM OR OF THE PROPERTY EXCEPT FOR THE LIMITED REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN SECTION 4.2 AND ARTICLE V HEREOF AND THE LIMITED WARRANTIES OF TITLE TO BE CONTAINED IN THE DOCUMENTS TO BE DELIVERED BY SELLER PURSUANT TO SECTION 4.2 HEREOF AND OTHER DOCUMENTS, AGREEMENTS AND CERTIFICATES DELIVERED BY SELLER AT CLOSING. WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT SELLER MAKES NO WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE AND EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE DOCUMENTS TO BE DELIVERED PURSUANT TO
SECTION 4.2 HEREOF. THE PROVISIONS OF THIS SECTION 9.1 SHALL SURVIVE CLOSING.

         9.2 Discharge of Obligations. The acceptance of the Deed, the Owner's Title Policy, and the Bill of Sale by Purchaser at Closing shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, except those, if any, which are herein specifically stated to survive Closing. The acceptance of the Purchase Price by Seller at Closing shall be deemed to be full performance and discharge of every agreement and obligation on the part of Purchaser to be performed pursuant to the provisions hereof, except those, if any, which are herein specifically stated to survive Closing.

         9.3 Assignment. Seller may assign this Agreement to a qualified exchange intermediary for purposes of effecting a tax free exchange of the Property as described in Section 9.24. This Agreement may not be assigned by Purchaser without the written consent of Seller other than to an affiliate of Purchaser or an entity in which Purchaser has an ownership interest, provided that Purchaser's assignee assumes all of the obligations of Purchaser under this Agreement. Any assignment of this Agreement by Purchaser shall not release Purchaser of its obligations hereunder.

         9.4 Notices.  Any notice  pursuant  hereto shall be given in writing by
(a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) registered or certified United States Mail, postage prepaid, return receipt requested, or (d) prepaid telegram, telex or facsimile transmission (provided that such telegram, telex or facsimile transmission is confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile transmission, upon receipt, provided some evidence of such receipt is obtained by the sender of such notice. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant hereto shall be as follows:

                           (i)      If to Seller:

                                    c/o Judith Waranch, Esquire
                                    Townsend Capital, LLC
                                    210 W. Pennsylvania Avenue, Suite 700
                                    Towson, MD  21204-4515
                                    Facsimile No.:  (410) 321-1901

                                    with a copy thereof to:

                                    Bart I. Mellits, Esquire
                                    Ballard, Spahr, Andrews & Ingersoll, LLP
                                    1735 Market Street, 51st Floor
                                    Philadelphia, PA  19103-7599
                                    Facsimile No.:  (215) 864-9895

                           (ii)     If to Purchaser:

                                    Dendrite International, Inc.
                                    1200 Mt. Kemble Avenue
                                    Morristown, New Jersey 07960-6797
                                    Facsimile No.: (973) 425-1919


                                    with a copy thereof to:

                                    Pitney, Hardin, Kipp & Szuch LLP
                                    P.O. Box 1945
                                    Morristown, New Jersey 07962-1945
                                    Attn:  Lawrence Reilly, Esquire
                                    Facsimile No.: (973) 966-1550

         9.5 Modification. This Agreement cannot under any circumstance be modified orally, and no agreement shall be effective to waive, change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and is signed by both Seller and Purchaser.

         9.6 Confidentiality. Purchaser recognizes, understands and agrees that pursuant hereto it will become aware of certain information regarding the ownership and operation of the Property, including, specifically, without limitation, the information to be provided to Purchaser pursuant to Section 3.1 hereof. Purchaser agrees that, prior to Closing, if Closing occurs, and if not, in any event unless required to pursuant to a subpoena properly issued by a court of competent jurisdiction, or as otherwise required by law, it shall not disclose any such information to any third party or parties, except to agents, employees or independent contractors advising or assisting Purchaser, including, but not limited to, Purchaser's officers, employees, attorneys, accountants, engineers, surveyors, consultants, financiers, partners, investors and such other parties whose assistance is required to consummate the transaction contemplated hereby, potential or actual investors, potential and actual lenders of all or a portion of the Purchase Price and as otherwise expressly allowed pursuant to the terms and provisions of this Agreement. After Closing occurs, this Section will be of no force or effect.

         9.7 Reporting Requirements. The Title Company hereby agrees to serve as the "real estate reporting person" as that term is defined in section 6045(e) of the Internal Revenue Code of 1986, as amended. This Agreement shall constitute a designation agreement, the name and address of the transferor and transferee of the transaction contemplated hereby appear in Section 9.5 hereof and Seller, Purchaser and the Title Company agree to retain a copy of this Agreement for a period of four (4) years following the end of the calendar year in which Closing occurs. The provisions of this Section 9.7 shall survive Closing.

         9.8 Time of Essence. Seller and Purchaser agree that time is of the essence with regard to this Agreement.

         9.9 Successors and Assigns. The terms and provisions hereof are to apply to and bind the permitted successors and assigns of the parties hereto.

         9.10 Exhibits and Schedules. The following schedules or exhibits attached hereto (collectively, "Exhibits") shall be deemed to be an integral part hereof:

                  (a)      Exhibit A -- legal description of the Realty;

                  (b)      Exhibit A-1 -- tangible personal property inventory;

                  (c)      Exhibit A-2 -- description of Lease;

                  (d)      Exhibit B -- Submission Items;

                  (e)      Exhibit C -- form of Deed;

                  (f)      Exhibit D -- form, of Bill of Sale;

                  (g)      Exhibit E -- form of Closing Memorandum;

                  (h)      Exhibit F -- form of FIRPTA Affidavit;

                  (i)      Exhibit G -- form of Purchaser's Certificate; and

                  (j)      Exhibit H -- Litigation Schedule.

         9.11 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between Seller and Purchaser pertaining to the transaction contemplated hereby and fully supersedes all prior agreements and understandings between Seller and Purchaser pertaining to such transaction.

         9.12 Further Assurance. Both Seller and Purchaser agree that they will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transaction contemplated hereby. The provisions of this Section 9.12 shall survive Closing.

         9.13 Fees and Expenses. In the event of any controversy, claim or dispute between Seller and Purchaser affecting or relating to the subject matter or performance of the rights, duties and obligations under this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of the prevailing party's reasonable expenses, including, without limitation, attorneys' fees, accountants' fees, court costs and interest.

         9.14 Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one (1) such counterpart in proving the existence, validity or content of this Agreement.

         9.15 Severability. If any provision hereof is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         9.16 Section and Exhibit Headings. Section and exhibit headings contained herein are for convenience only and shall not be considered in interpreting or construing this Agreement.

         9.17 Binding Effect. This Agreement shall not be binding upon either Seller or Purchaser unless and until both Seller and Purchaser have executed this Agreement.

         9.18 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey, without regard to the conflicts of laws principles thereof. Purchaser and Seller, each hereby irrevocably and unconditionally submits for itself and its property, to the non-exclusive jurisdiction of any New Jersey state court or Federal court of the United States of America sitting in New Jersey and any appellate court from such state or Federal circuit, in any action or proceeding arising out of or relating to this Agreement, or for recognition and enforcement of any judgment, and irrevocably and unconditionally consents to all claims in respect of any such action or proceeding being heard and determined in such New Jersey state court or, to the extent permitted by law, in such Federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against Purchaser or Seller or their properties in the courts of any jurisdiction. Purchaser and Seller each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state or Federal court. Purchaser and Seller each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         9.19 Standstill. While this Agreement is in effect, Seller agrees not to enter into any written agreement or solicit any offers or expressions of interest to purchase the Property from any prospective purchasers.

         9.20 No Third Party Beneficiary. The provisions hereof and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions hereof or of the documents to be executed and delivered at Closing.

         9.21 Approval by Seller. Purchaser recognizes, understands and agrees that this Agreement shall not be binding upon Seller unless and until the same has been executed by Seller. Purchaser further recognizes, understands and agrees that Seller may, for whatever reason and in its sole discretion, not execute this Agreement, in which case this Agreement shall not be binding on either party. Purchaser further recognizes, understands and agrees that it cannot and will not rely on any representation, assertion or action other than the execution of this Agreement by Seller as indicating or evidencing Seller's intent or desire to be bound by the terms and provisions of this Agreement.

         9.22 Execution. Upon execution of this Agreement by Purchaser and delivery thereof to Seller, this Agreement shall constitute an offer by Purchaser. The offer by Purchaser contained herein shall automatically be withdrawn and become of no force or effect unless accepted and executed by Seller on or before 5:00 p.m., Eastern Standard Time, on January 9, 2001.

         9.23 Seller's Actual Knowledge. As used in this Agreement, the terms "Seller's actual knowledge", "Seller's Knowledge" or equivalent language shall mean and apply to the actual, conscious knowledge of Daniel C. Cramer and Christopher Petersen, who are the current officers and responsible employees of Seller who are directly engaged in the operation and sale of the Property and not to any other persons; it being understood and acknowledged that such officers and responsible employees are not charged with knowledge of all of the acts and/or omissions of the Property management company managing the day to day operations or the predecessors in title to the Property or the acts and/or omissions of Seller's agents or other officers or employees. Such term shall not include a duty to inquire or investigate any facts or information with respect to the Property, and shall not apply to or be construed to apply to information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the officers and responsible employees of Seller who are directly engaged in the sale and purchase transaction described herein.

         9.24 Purchaser's Actual Knowledge. As used in this Agreement, the terms "Purchaser's actual knowledge", "Purchaser's Knowledge" or equivalent language
(a) shall mean and apply to the actual, conscious knowledge of Michael Atieh and Christine Pellizzari, who are the current officers and responsible employees of Purchaser who are directly engaged in the acquisition of the Property and the due diligence review thereof, and not to any other persons. Such term shall not include a duty to inquire or investigate any facts or information with respect to the Property, and shall not apply to or be construed to apply to information or material which may be in the possession of Purchaser generally or incidentally, but which is not actually known to the officers and responsible employees of Purchaser who are directly engaged in the sale and purchase transaction described herein.

         9.25 Exchange. Purchaser agrees to cooperate with Seller to consummate the purchase of the Property by means of a tax free exchange pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, provided Seller bears all cost and expense of such exchange and provided further that Purchaser will not be required to take title to any exchange property.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date and year first written above.

                                      PURCHASER

Executed by Purchaser this             DENDRITE INTERNATIONAL, INC.
5th day of January, 2001.
                                      By:      Michael Atieh
                                             -----------------------------------
                                      Name:    Michael Atieh
                                      Title:   Chief Financial Officer &
                                                Senior Vice President


                                      SELLER:
Executed by Seller this
9th day of January, 2001.             TOWNSEND PROPERTY TRUST LIMITED
                                      PARTNERSHIP, doing business in
                                      New Jersey as TPT Limited Partnership

                                      By: DWT A II, LLC, General Partner

                                      By           David C. Cramer
                                           -------------------------------------
                                      Name:        David C. Cramer
                                      Title:       Vice President

         The Title Company hereby agrees to perform its obligations under this Agreement and upon receipt of the Earnest Money from Purchaser will hold the same in escrow in accordance with this Agreement. Receipt of a fully executed counterpart of this Agreement is acknowledged the ____ day of January, 2001.

                                      TITLE COMPANY:
                                      -------------

                                      CHICAGO TITLE INSURANCE COMPANY

                                      By:      Ralph A. Romano
                                         --------------------------------------
                                      Name:    Ralph A. Romano
                                      Title:   Vice President

                                    EXHIBIT A

         ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE TOWNSHIP OF PISCATAWY, COUNTY OF MIDDLESEX, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WESTERLY SIDELINE OF SOUTH RANDOLPHVILLE ROAD, BEING DISTANT THE FOLLOWING TWO COURSES AND DISTANCES FROM ITS INTERSECTION WITH THE EXTENSION OF THE NORTHERLY SIDELINE OF COLONIAL DRIVE (A) ON A COURSE OF NORTH 4 DEGREES 18 MINUTES 13 SECONDS WEST A DISTANCE OF 575.26 FEET; (B) IN A NORTHERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 1000.00 FEET, AN ARC DISTANCE OF 51.35 FEET TO THE BEGINNING POINT AND RUNNING THENCE

1. IN A NORTHWESTERLY DIRECTION ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 44.00 FEET AN ARC DISTANCE OF 44.77 FEET TO A POINT; THENCE

2. ON A COURSE OF SOUTH 73 DEGREES 58 MINUTES 5O SECONDS WEST A DISTANCE OF 78.33 FEET TO A POINT; THENCE

3. ON A COURSE OF NORTH 80 DEGREES 49 MINUTES 48 SECONDS WEST A DISTANCE OF 34.26 FEET TO A POINT; THENCE

4. ON A COURSE OF SOUTH 72 DEGREES 58 MINUTES 17 SECONDS WEST A DISTANCE OF 490.58 FEET TO A POINT; THENCE

5. ON A COURSE OF NORTH 16 DEGREES 56 MINUTES 23 SECONDS WEST A DISTANCE OF 49.82 FEET TO A POINT; THENCE

6. ON A COURSE OF SOUTH 73 DEGREES 03 MINUTES 37 SECONDS WEST A DISTANCE OF 413.53 FEET TO A POINT; THENCE

7. ON A COURSE OF NORTH 16 DEGREES 59 MINUTES 30 SECONDS WEST A DISTANCE OF 719.09 FEET TO A POINT; THENCE

8.       ON A COURE OF NORTH 63 DEGREES 44 MINUTES 53 SECONDS EAST A DISTANCE OF
         416.53 FEET TO A POINT IN THE SOUTHWESTERLY SIDELINE OF NEW JERSEY ROUTE NO. 287; THENCE

9. ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 76 DEGREES 53 MINUTES 15 SECONDS EAST A DISTANCE OF 60.80 FEET TO A POINT; THENCE


                            (continued on next page)

10. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 65 DEGREES 39 MINUTES 24 SECONDS EAST A DISTANCE OF 112.70 FEET TO A POINT; THENCE

11. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 67 DEGREES 56 MINUTES 32 SECONDS EAST A DISTANCE OF 150.27 FEET TO A POINT; THENCE

12. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 67 DEGREES 55 MINUTES 33 SECONDS EAST A DISTANCE OF 10.57 FEET TO A POINT; THENCE

13. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 73 DEGREES 14 MINUTES 39 SECONDS EAST A DISTANCE OF 40.65 FEET TO A POINT; THENCE

14. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 73 DEGREES 14 MINUTES 25 SECONDS EAST A DISTANCE OF 51.06 FEET TO A POINT; THENCE

15. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 73 DEGREES 14 MINUTES 31 SECONDS EAST A DISTANCE OF 64.50 FEET TO A POINT; THENCE

16. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF SOUTH 78 DEGREES 11 MINUTES 22 SECONDS EAST A DISTANCE OF 198.32 FEET TO A POINT; THENCE

17. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 IN A SOUTHEASTERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 139.00 FEET AN ARC DISTANCE OF 135.96 FEET TO A POINT; THENCE

18. STILL ALONG SAID SOUTHWESTERLY SIDELINE OF NEW JERSEY STATE HIGHWAY ROUTE NO. 287 ON A COURSE OF NORTH 67 DEGREES 5l MINUTES 17 SECONDS EAST A DISTANCE OF 1.67 FEET TO A POINT IN THE WESTERLY SIDELINE OF SOUTH RANDOLPHVILLE ROAD; THENCE

19. ALONG SAID WESTERLY SIDELINE OF SOUTH RANDOLPHVILLE ROAD ON A COURSE OF SOUTH 22 DEGREES 08 MINUTES 43 SECONDS EAST A DISTANCE OF 117.56 FEET TO A POINT; THENCE


                            (continued on next page)

20. STILL ALONG SAID WESTERLY SIDELINE OF SOUTH RANDOLPHVILLE ROAD IN A SOUTHERLY DIRECTION ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 1000.00 FEET AN ARC DISTANCE OF 260.04 FEET TO A POINT BEING THE POINT OR PLACE OF BEGINNING.

THE ABOVE DESCRIPTION IS IN ACCORDANCE WITH A SURVEY PREPARED BY JAMAN ENGINEERING ASSOCIATES, STEVEN I. SMITH, P.L.S., DATED DECEMBER 12, 1994 REVISED THROUGH DECEMBER, 12, 2000

TOGETHER WITH AND SUBJECT TO THE RIGHTS AS SET FORTH IN DECLARATION OF EASEMENTS IN DEED BOOK 3339 PAGE 551, AMENDED BY DEED BOOK 3495 PAGE 497, SECOND AMENDEMENT IN DEED BOOK 4262 PAGE 514 AND ACCEPTED BY MEMORANDUM OF ACCEPTANCE IN DEED BOOK 4371 PAGE 896

BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):

LOT 5.05 IN BLOCK 460.3, ON THE OFFICIAL TAX MAP OF PISCATAWAY TOWNSHIP

                                  EXHIBIT A- 1

                       LIST OF TANGIBLE PERSONAL PROPERTY

                  None

                                   EXHIBIT A-2

                              DESCRIPTION OF LEASE

                  1. Lease Agreement dated January 3, 1996, between MBL Life Assurance Corporation and AT&T Corp.

                  2. Assignment of Lease dated as of February 1, 1996, from AT&T Corp. to Lucent Technologies Inc. (formerly known as NS-MPG Inc.)

                  3. Assignment and Assumption of Lease dated October 1, 1997, from Lucent Technologies Inc. to Philips Consumer Communications L.P.

                  4. Assignment of Lease dated April 3, 1998, from MBL Life Assurance Corporation to Townsend Property Trust Limited Partnership

                  5. Assignment and Assumption of Lease dated December 14, 1998, from Philips Consumer Communications L.P. to Motorola, Inc.

                                    EXHIBIT B

                                SUBMISSION ITEMS

         1. Property Condition Assessment, prepared by Property Solutions Inc., dated March 16, 2000.

         2. ALTA/ACSM Land Title Survey, prepared by Jaman Engineering Associates, dated March 2, 2000.

         3. Township of Piscataway Sewer Utility bill for Year 1999 4th quarter, Year 2000, 1st, 2nd and 3rd quarter.

         4. Township of Piscataway Year 1999 3rd and 4th Quarter Tax Bill, Year 2000 1st, 2nd 3rd and 4th Quarter Tax Bill.

         5. _______ _______ Letters from Robertet Flavors, dated October 25, 2000, August 13, 1999 and August 12, 1998, regarding assessment for right-of-way granted to MBL and any successor owners.

         6. Single Occupancy Net Lease Agreement from MBL Life Assurance Corporation to AT&T Corp., dated January 3, 1996.

         7. Assignment of Tenant's Interest in Lease, dated February 1, 1996 by AT&T, Assignor, to Lucent Technologies Inc., Assignee.

         8.       Letter  dated  September  9, 1997,  from  Lucent  Technologies
                  regarding    assignment   of   Lease   to   Philips   Consumer
                  Communications L.P.;

         9. Assignment and Assumption of Lease dated October 1, 1997, from Lucent Technologies Inc. to Philips Consumer Communications L.P.;

         10. Assignment and Assumption of Lease dated December 14, 1998, by and between Philips Consumer Communications L.P. and Motorola, Inc.;

         11. ______ ______ Letter dated November 25, 1996, from MBL Life Assurance Corporation, regarding the purchase of 2.344 acres of land contiguous to 330 South Randolphville Road, Piscataway, NJ.

         12.      Assignment   and  Assumption   Agreement,   between  MBL  Life
                  Assurance Corporation, Assignor and Townsend Property Trust Limited Partnership, Assignee, effective as of April 3, 1998.

         13. New Jersey Bargain and Sale Deed, dated April 3, 1998, by M13L Life Assurance Corporation to Townsend Property Trust Limited Partnership;

         14. Letter from Chicago Title Insurance Company, dated August 19, 1998, regarding exclusion of Parcel R-10 from the Title Deed;

         15.      Owner's  Title  Insurance  Policy  issued  June 3, 1998,  from
                  Chicago  Title  Insurance  Company,   Policy  No.  9736-00420,
                  together with copies of exceptions;

         16. Letter from Chicago Title Insurance Company, and attachments, dated November 18, 1998, regarding Amended Schedule A of Title Insurance Policy.

         17. Letter and attachments from Hillmann Environmental Co., Inc., dated April 28, 2000, regarding second round of sampling at monitor wells MW1 and MW4 on March 24, 2000.

         18. Phase I Environmental Site Assessment prepared by Hillmann Environmental Company, Inc., dated March 22, 2000.

         19. Remedial Investigation Report Extended Investigation prepared by Hillmann Environmental Company, Inc., date of services September 20-22, 1999.

         20.      Initial   Questionnaire/Memorandum  of  Agreement  Application
                  executed by Townsend Property Trust Limited Partnership, dated March 20, 1998.

         21.      Remedial    Investigation    Report   prepared   by   Hillmann
                  Environmental Company, Inc., date of services October 1 & 27, 1998.

         22.      UST   Closure  &  Site   Assessment,   prepared   by  Hillmann
                  Environmental Co., Inc., dated September 18, 1995.

         23. ______ ______ Right of Entry and Indemnification Agreement permitting Townsend Property Trust Limited Partnership to install a groundwater monitoring well, dated August 26, 1999.

         24. ______ ______ Letters from State of New Jersey Department of Environment Protection, dated June 9, 2000, August 4, 1998, May 20, 1998, July 17, 1998 and March 26, 1996, regarding environmental issues at 330 S. Randolphville Road.

         25.      Letters from Hillmann  Environmental Co., Inc., dated June 19,
                  2000,   November  8,  1999,  and  June  11,  1998,   regarding
                  environmental issues at 330 S. Randolphville Road.

         26. ______ ______ Owner's Title Commitment issued by Chicago Title Insurance Company dated October 27, 2000 and revised December 6, 2000.

         27. ISRA Non-Applicability letter from the State of New Jersey, dated September 26, 1997.

                                    EXHIBIT C

                        NEW JERSEY BARGAIN AND SALE DEED

BARGAIN AND SALE DEED                       Prepared by:
(With Covenants Against
Grantor's Acts)                             ________________________________
                                            Bart I. Mellits, Esquire

         THIS DEED is made on _______________ 2001, between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, doing business in New Jersey as TPT Limited Partnership, a Maryland limited partnership, with an address c/o Townsend
Capital, LLC, 210 W. Pennsylvania Avenue, Suite 700, Towson, Maryland 21204-4515, referred to as the Grantor,

                                     - and -

__________________________________,   a  ____________________________,  with  an
address c/o  _____________________________________________________,  referred to as the Grantee. The words "Grantor" and "Grantee" shall mean all Grantors and Grantees listed above.

         TRANSFER OF OWNERSHIP. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of __________ ($_______________), receipt of which is hereby acknowledged by Grantor.

         TAX MAP REFERENCE. (N.J.S.A. 46:15-1.1) Block No. 460.3, Lot 5.05.

         PROPERTY. The property consists of the land and all the buildings and structures on the land in the Township of Piscataway, County of Middlesex, and State of New Jersey commonly known as 330 South Randolphville Road. The legal description is fully described in Exhibit "A" attached hereto and made a part hereof.

         BEING the same premises conveyed to Grantor by Deed dated April 3, 1998, from MBL Life Assurance Corporation and recorded in the office of the Clerk/Register of Middlesex County, New Jersey in Deed Book 4502 Page 643.

         PROMISES BY GRANTOR. The Grantor promises that the Grantor has done no act to encumber the property. The promise is called a "covenant as to grantor's acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

                         [SIGNATURES ON FOLLOWING PAGE)

         SIGNATURES. This Deed is executed by the Grantor as of the date written above.

                                     TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP


                                       By:  DWT A II, LLC, General Partner

                                       By: ________________________________
                                     Name: ________________________________
(Corporate Seal)                    Title: ________________________________


Attest:______________________
Name:  Judith S. Waranch
Title:  Secretary

STATE OF MARYLAND          :
                           :        SS:
COUNTY OF BALTIMORE        :

         I CERTIFY that on __________________ 2001, Judith S. Waranch personally came before me and this person acknowledged under oath, to my satisfaction, that:

         (i) ______ ______ this person is the Secretary of DWT A II, LLC, a limited liability company which serves as General Partner of Townsend Property Trust Limited Partnership, a Maryland limited partnership, the limited partnership named in this Deed;

         (ii) this person is the attesting witness to the signing of this Deed by the proper corporate officer who is __________________ the Vice President of the corporation;

         (iii) ____ ____ this Deed was signed and delivered by the partnership and corporation as its voluntary act duly authorized by a proper consent of the partners and resolution of the Board of Managers;

         (iv) this person signed this proof to attest to the truth of these facts; and

         (v) the full and actual consideration paid or to be paid for the transfer of title is $_____________ (Such consideration is defined in N.J.S.A. 46:15-5.)


Signed and sworn to before me on ___________________ 2001.



                                           ------------------------------------
                                          (print name and title below signature)

                                    EXHIBIT D

                 BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THE STATE OF MARYLAND    ss.
                         ss. KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BALTIMORE      ss.


                  Concurrently with the execution and delivery of this Blanket Conveyance, Bill of Sale and Assignment (this "Bill of Sale"), TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership ("Assignor"), is conveying to ______________, a ______________ ("Assignee"), whose mailing address is _______________, by New Jersey Bargain and Sale Deed (with covenants) (the "Deed"), that certain tract or parcel of land containing 16.085 acres of land, more or less, situated in Middlesex County, New Jersey, being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements situated thereon (collectively the "Property").

                  It is the desire of Assignor hereby to assign, transfer, and convey to Assignee all tangible and intangible personal property owned by Seller and situated upon and used in connection with the ownership, operation, use, enjoyment or occupancy of the Property (all of such properties and assets being hereinafter referred to collectively as the ("Assigned Properties").

                  NOW, THEREFORE, in consideration of the receipt of Ten and No/ 100 Dollars 10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, including, without limitation of the generality of the foregoing, the following:

                  1. Any and all tangible personal property owned by Assignor and situated upon and used in connection with the Property, including, but not limited to, the personal property described on the attached inventory, all assignable permits for the Property, all assignable warranties and guaranties and all equipment, if any; PROVIDED, HOWEVER, THAT ALL SUCH PERSONAL PROPERTY IS DELIVERED BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT ANY WARRANTY OF FITNESS OR MERCHANTABILITY, EITHER EXPRESS OR IMPLIED, AND ON AN "AS IS", "WHERE IS" BASIS AND WITH ALL FAULTS AS OF THE DATE HEREOF.

                  2. The rights and interests of Assignor in and to, and existing under and by virtue of, the contracts described on the schedule attached hereto as Exhibit B and made a part hereof for all purposes to which Assignor is now a party and which relate to the operation and leasing of the Property (ONLY THE OPERATING AGREEMENTS WILL BE LISTED].

                  3. All assignable warranties, bonds, and guaranties (express or implied) issued in connection with or arising out of (a) the purchase and repair of all fixtures, equipment, and personal property owned by Assignor and attached to and located in or used in connection with the Property, including, but not limited to (i) all electrical, heating, air conditioning, plumbing, and lighting fixtures and equipment, and (ii) all carpeting, furniture, and window draperies; or
         (b) the construction of any of the improvements constituting a portion of the Property; provided that Assignor makes no representation or warranty with respect to the existence, availability or assignability of any warranty, bond or guaranty.

                  TO HAVE AND TO HOLD the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND, all and singular, title to the Assigned Properties unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof by, through or under Assignor, but not otherwise, subject to the liens and other matters set forth above.

                  It is specifically agreed that Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Properties prior to the effective date hereof. In such regard, Assignor agrees to indemnify, save and hold harmless Assignee from and against any and all loss, liability, cost, damage or expense (including, without limitation, attorneys' fees, accountants' fees, court costs and interest) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Assignor's failure to perform any duties or obligations of the owner of the Assigned Properties prior to the effective date hereof.

                  It is further specifically agreed that Assignor shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Properties on and after the effective date hereof By acceptance of this Bill of Sale, Assignee accepts and agrees to perform all of the terms, covenants and conditions in connection with the Assigned Properties required to be performed by the owner thereof, on and after the effective date hereof, but not prior thereto, and agrees to indemnify, save and hold harmless Assignor from and against any and all loss, liability, cost, damage or expense (including, without limitation, attorneys' fees, accountants' fees, court costs and interest) resulting from any claims or causes of action existing in favor of or asserted by any party arising out of or relating to Assignee's failure to perform any duties or obligations of the owner of the Assigned Properties on and after the effective date hereof.

                  Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Assignee pursuant to the Deed or other instruments of conveyance executed in connection therewith.

                  EXECUTED on the dates of the acknowledgements set forth below, to be effective for all purposes as of the ____ day of _____, 2001.

                                    ASSIGNOR:
                                    --------

                                    TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP


                                    By:  DWT A II, LLC, General Partner


                                         By:  _____________________________
                                         Name: ____________________________
                                         Title:  Vice President


                                    ASSIGNEE:
                                    --------


                                     -----------------------------------
                                    a __________________________________


                                    By: _____________________________________
                                         Name:  _____________________________
                                         Title:  ____________________________

THE STATE OF MARYLAND    ss.
                         ss.
COUNTY OF BALTIMORE      ss.

         This instrument was acknowledged before me on the _____ day of __________, 2001, by _________________, Vice President of DWT A II, LLC, General
Partner of Townsend Property Trust Limited Partnership, a Maryland limited partnership, on behalf of said limited partnership.


                               -----------------------------------------
                               Notary Public in and for the State of Maryland

                               -----------------------------------------
                               Printed or Typed Name of Notary

My Commission Expires:

[SEAL]






THE STATE OF ___________ ss.
                                          ss.
COUNTY OF _____________  ss.

         This  instrument  was  acknowledged  before  me  on  the  ____  day  of
_________,    2001,   by    _____________________,    ____________________    of
_________________, a _____________, on behalf of said ____________________.


                                  -----------------------------------------
                                  Notary Public in and for the
                                  State of ____________


                                  -----------------------------------------
                                  Printed or Typed Name of Notary

My Commission Expires:

[SEAL]

                                    EXHIBIT E

                CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT

                  THIS CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT (this "Closing Memorandum") is entered into effective as of _____________________, 2001 (the "Closing Date"), by and between TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, ____ a Maryland limited partnership ____ ("Seller"), ____ and ____ ____________________, ____ a ________________________ ("Purchaser"), whose mailing address is ____________________.

                  In connection with and in consideration of the closing (the "Closing") of the transaction contemplated under that certain Agreement of Purchase and Sale (the "Agreement") dated January ___, 2001, between Seller and Purchaser, covering that certain tract or parcel of land (the "Property") situated in Middlesex County, New Jersey and more particularly described in the Agreement, Seller and Purchaser hereby agree as follows:

                  1. Definitions. All capitalized terms used but not defined herein shall have the definitions set forth in the Agreement.

                  2. Proration Date. All prorations have been made as of 12:01 a.m., Eastern Standard Time, on the Closing Date.

                  3. Operating Expenses. Except as otherwise herein provided, any and all costs and expenses relating to the ownership and operation of the Property for the period prior to the Closing Date, including, without limitation, accounts and payments under the Operating Agreements and utility charges, are the responsibility of Seller and will be paid by Seller promptly upon receipt of billing therefor, and Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any loss, liability or claim relating to same. Any and all costs and expenses relating to the ownership and operation of the Property on and after the Closing Date, including, without limitation, accounts and payments under the Operating Agreements and utility charges, are the responsibility of Purchaser and will be paid by Purchaser promptly upon receipt of billing therefor, and Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any loss, liability or claim relating to same. To the extent not reflected in the closing statements (the "Closing Statements") evidencing the transaction contemplated under the Agreement, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other pursuant to this Closing Memorandum and in accordance with the Agreement.

                  4. Earnest Money. Seller and Purchaser acknowledge that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price.

                  5. Real Property Taxes. The 2001 real property taxes and personal property taxes with respect to the Property shall be paid by Purchaser prior to their becoming delinquent, with Seller being charged at Closing an amount equal to that portion of such taxes which relate to the period before the Closing Date. Such prorations shall be based upon the corresponding taxes for 2000 if the 2001 taxes have not yet been assessed at the time of Closing. Should the actual assessments be different, Seller and Purchaser shall make appropriate adjustments between themselves as soon as reasonably possible after the actual assessments are available. Purchaser shall indemnify and hold harmless Seller from and against all claims, demands, liabilities, damages, causes of action, costs and expenses arising by virtue of Purchaser's failure to pay 2001 real property taxes for the Property prior to delinquency.

                  6. Errors or Omissions. Subject to the limitations imposed by and in accordance with Section 4.4(b) of the Agreement, Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations or adjustments set forth in the Closing Statements.

                  7. Survival. This Closing Memorandum and the agreements and provisions contained herein shall survive Closing and the execution and delivery of any documents in connection therewith.

                  EXECUTED effective as of the day and year first above written.


                                     SELLER:

                                     TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP

                                     By:  DWT A II, LLC, General Partner

                                         By:____________________________________
                                         Name: _________________________________
                                         Title: Vice President



                                   PURCHASER:


                                   _________________________________________, a



                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT F

                                FIRPTA AFFIDAVIT

THE STATE OF MARYLAND    ss.
                         ss.
COUNTY OF BALTIMORE      ss.

                  Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform _____________, a ____________ ("Transferee"), whose mailing address is _____________, that withholding of tax is not required upon the disposition of a U.S. real property interest by Townsend Property Trust Limited Partnership, a Maryland limited partnership ("Transferor"), the undersigned hereby certifies as follows:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the regulations promulgated thereunder);

         2.       Transferor's   U.S.   employer    identification   number   is
                  52-1991239;

         3. Transferor's office address is 210 West Pennsylvania Avenue, Suite 700, Towson, MD 21204.

                  Transferor   understands  that  this   certification   may  be
disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

                  Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document.

         EXECUTED effective as of the ____ day of _______, 2001.


                                     TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP

                                     By: DWT A II, LLC, General Partner

                                         By _______________________________
                                         Name: ____________________________
                                         Title: Vice President


         SWORN TO AND SUBSCRIBED BEFORE ME this _____ day of _____, 2001.


                                ------------------------------------------
                                Notary Public in and for the State of Maryland

                                ------------------------------------------
                                Printed or Typed Name of Notary

                                My Commission Expires:

                                ------------------------------------------

                                    EXHIBIT G

                             PURCHASER'S CERTIFICATE

         THIS PURCHASER'S CERTIFICATE (this "Certificate") is executed to be effective as of ____ ____________, ____ 2001 (the ____ "Closing ____ Date"),
____ by ___________________________,  a _____________________  ("Purchaser"), in
favor of TOWNSEND PROPERTY TRUST LIMITED PARTNERSHIP, a Maryland limited partnership ("Seller").

         Capitalized terms used but not defined in this Certificate shall have the definitions set forth in that certain Agreement of Purchase and Sale dated January ____, 2001, between Seller and Purchaser, covering and describing that certain tract or parcel of land and related interests and improvements situated in Middlesex County, New Jersey and more fully described in the Agreement.

         In connection with and in consideration of the closing (the "Closing") of the transaction contemplated by the Agreement, Purchaser makes the following representations, warranties and covenants to Seller.


         1. REPRESENTATIONS AND WARRANTIES OE PURCHASER. Purchaser hereby makes the following representations and warranties to Seller, which representations and warranties shall be deemed to be restated at Closing and shall survive
Closing:

                  (a) Purchaser is duly organized and in good standing under the laws of the State of its organization. Purchaser has complete power and authority to enter into this Agreement and all other agreements to be executed and delivered by Purchaser pursuant to the terms and provisions hereof, to perform its obligations hereunder and thereunder, and to consummate the transaction contemplated hereby; and

                  (b) Purchaser has experience in financial and business matters that enable it to evaluate the risks and merits of the transaction contemplated hereby.

         2. COVENANTS OF PURCHASER. Purchaser hereby covenants to Seller, which covenants shall survive Closing, as follows:

                  (a) Purchaser has, in connection with its investigation of the Property during the Feasibility Period, inspected the Property for the presence of Hazardous Substances (as such term is defined below) and has notified Seller in writing of the results of such inspection. Purchaser hereby assumes full responsibility for such inspections. As used in this Certificate, the term "Hazardous Substances" means any and all substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law or which are classified as hazardous or toxic under local, state or federal laws or regulations, including, without limitation, (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "solid waste," "pollutant" or "contaminant" as such terms are defined by or listed in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat.
         1613) ("SARA"), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 et seq.),the Resource Conservation and Recovery Act of 1976 (42 U.S.C.ss.6901 et seq.) ("RCRA"), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Control Act (7 U.S.C.ss. 136 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C.ss.651 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.ss. 11001 et seq.), the Hazardous and Solid Waste Amendments of 1984 (Public Law 86-616 Nov. 9, 1984), the Federal Clean Air Act (42 U.S.C.ss. 7401 et seq.), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172. 101) or 40 CFR Part 302, both as amended, and (iii) any material, waste or substance which is (A) oil, gas or any petroleum or petroleum by-product, (B) asbestos in any form,
         (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act (33 U.S.C.ss. 1251 et seq.), as amended, (E) flammable explosives, or (F) radioactive materials.

                  (b) Purchaser has not acquired the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (c) Purchaser has acquired the Property subject to the disclaimers set forth in Section 9.1 of the Agreement, which Section is incorporated herein by reference.

         3. STIPULATIONS AND AGREEMENTS OF PURCHASER. Purchaser hereby represents and warrants to Seller and stipulates and agrees with Seller that all conditions to Seller's and Purchaser's obligations under the Agreement have occurred or been satisfied.

         The representations, warranties, covenants, stipulations and agreements contained in this Certificate are hereby deemed to be restated as of the Closing Date and shall survive the Closing.




                 EXECUTED effective as of the _____ day of ____________,  2001.


                              PURCHASER:
                              ---------


                              a __________________________________



                                   By _________________________________
                                   Name:  _____________________________
                                   Title:  ____________________________

                                    EXHIBIT H

                               LITIGATION SCHEDULE

                  NONE